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                                                                   Exhibit 10.27

                              AMENDED AND RESTATED
                          DEFERRED COMPENSATION PLAN OF
                        UNITED DOMINION INDUSTRIES, INC.


     Effective as of May 24, 2001, SPX Corporation ("SPX") acquired United Dominion Industries Limited ("UDI"). UDI, on behalf of itself and its Subsidiaries and Affiliates which have adopted the Plan (UDI and its adopting Subsidiaries and Affiliates being hereinafter referred to collectively as the "Company"), hereby amends and restates the United Dominion Industries, Inc. Deferred Compensation Plan (the "Plan") effective as of May 24, 2001.


                                   Article I

                                   Definitions
                                   -----------

     1.01 Administrative Committee shall mean the SPX Corporation Retirement and Welfare Plan Administrative Committee.

     1.02 Account Balance shall mean the combined balance of the Benefit Accounts for Retirement Deferrals and Short-Term Deferrals.

     1.03 Adoption Agreement shall mean a written agreement between a Participant and the Company whereby a Participant agrees to defer a portion of such Participant's Compensation pursuant to the provisions of the Plan and the Company agrees to make benefit payments in accordance with the provisions of the Plan. The Adoption Agreement shall include and incorporate a deferral Withholding Request form and the Adoption Agreement will be effective as of the date the Participant enrolls in the Plan.

     1.04 Beneficiary shall mean any person, persons or entities designated by a Participant to receive benefits hereunder upon the death of such Participant.

     1.05 Benefit Account(s) shall mean the account(s) maintained on the books of the Company for each Participant pursuant to Section 5.01 hereof.

     1.06 Company shall mean collectively UDI and the Subsidiaries and Affiliates of UDI which may have adopted the Plan.

     1.07 Compass Plan shall mean the United Dominion Industries, Inc. Compass Plan which is a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

     1.08 Compensation shall mean the total amount of all remuneration payable by the Company to a Participant for services rendered to the Company before any reduction under the Compass Plan or under a cafeteria plan within the meaning of
Section 125 of the Internal Revenue Code of 1986, as amended. Compensation shall not include expense reimbursements, credits made by the Company under this Plan, payments made by the Company for group

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insurance, hospitalization and like benefits, or contributions made by the
Company under any other employee benefit plan the Company maintains. Any deferred compensation benefit payments under this Plan shall not be deemed salary or other compensation to the Participant eligible for computation of benefits to which a Participant may be entitled under the pension plan, profit-sharing plan, defined benefit plan, defined contribution plan or other qualified retirement plans of the Company in which such Participant participates. The deferred compensation benefit payments payable by the Company to a Participant pursuant to this Plan shall be treated as taxable income to the Participant.

     1.09 Deferral Period shall mean the period of time during which Compensation is being deferred pursuant to a Participant's Adoption Agreement and Article III of the Plan.

     1.10 Determination Date shall mean the last date of the Plan Year.

     1.11 Interest Yield shall mean, with respect to a Plan Year, the interest rate applicable for such Plan Year established by the Administrative Committee. The interest rate for Short-Term Deferrals may differ from the interest rate for Retirement Deferrals.

     1.12 Key Employees shall mean employees of the Company who are performing services for the Company and who are designated as a Key Employee by the Administrative Committee. A person designated as a Key Employee shall remain so until such designation is revoked by the Administrative Committee, in its sole discretion.

     1.13 Participant shall mean a Key Employee designated by the Administrative Committee to be eligible to participate in the Plan and who has completed an Adoption Agreement accepted by the Administrative Committee as evidenced by an authorized signature.

     1.14 Plan Entry Date shall mean January 1 of each Plan Year.

     1.15 Plan Year shall mean the twelve-month period on which the Plan records are kept, which shall begin on January 1 and end on December 31.

     1.16 Retirement Deferral shall mean the Stated Deferral designated as Retirement Deferral on the Withholding Request Form as elected by the Participant.

     1.17 Short-Term Deferral shall mean the Stated Deferral designated as Short-Term Deferral on the Withholding Request Form as elected by the Participant.

     1.18 Stated Deferral shall mean the amount of Compensation a Participant agrees to defer as designated on the Withholding Request Form.

     1.19 Subsidiary(s) and Affiliate(s) shall mean any corporation or other entity during any period while it is, together with UDI, a member of the same controlled group of corporations or an affiliated service group under common control (within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended.)

     1.20 Successor Company shall mean any company designated as such by the Company in the Company's sole and exclusive discretion by reason of such company's purchasing a


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business unit of the Company and one or more Key Employees transferring employment to such company in connection with such transaction.

     1.21 Termination of Employment shall mean the Participant's ceasing to be employed by the Company or, if applicable, a Successor Company for any reason except death.

     1.22 Withholding Request Form shall mean a written document signed by the Participant, whereby the Participant designates the amount of the Stated Deferral to be made, including Retirement Deferrals and Short-Term Deferrals, and designates the payout date for Short-Term Deferrals consistent with option made available to the Participant by the Administrative Committee from time to time.


                                   Article II

                          Eligibility and Participation
                          -----------------------------

     2.01 Participation. Effective as of December 31, 2001, each individual who became a Participant on or before such date shall continue to be a Participant to the extent provided herein. On or after January 1, 2002, no individual may become a Participant in the Plan.

     2.02 Failure of Eligibility. A Participant shall cease to be eligible to participate in the Plan upon Termination of Employment or, if earlier, upon revocation by the Administrative Committee of the Participant's status as a Key Employee. A person who ceases to be eligible to participate in the Plan during a Deferral Period will have no further right to defer Compensation hereunder. However, the employment of a Participant shall not be deemed to be terminated by reason of an approved leave of absence granted in accordance with uniform rules applied in a non-discriminatory manner or employment by a Successor Company.


                                  Article III

                        Participant Compensation Deferral
                        ---------------------------------

     3.01 Deferrals. Effective as of December 31, 2001, no additional deferrals may be made under or to the Plan.


                                   Article IV

                  Insurance Contracts and Company Contributions
                  ---------------------------------------------

     4.01 Insurance and Annuity Contracts. The Company, in its sole discretion, may apply for and procure as owner and for its own benefit insurance and annuities on the life of a Participant in such amounts and in such forms as the Company may choose. The Participant shall have no interest whatsoever in any such policy or policies, but at the request of the Company, shall submit to medical examinations and shall accurately and truthfully supply such information and execute such documents as may be required by the insurance company or companies to which the Company has applied for insurance. Any insurance policy and annuity acquired by or held by the Company in connection with the liabilities assumed by it pursuant to the Plan shall not be deemed to be held under any trust for the benefit of the Participant, the


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Participant's beneficiary or estate, or to be security for the performance of the obligations of the Company but shall be, and remain, a general, unpledged and unrestricted asset of the Company.

     4.02 Company Credits. For each Plan Year, the Company may, in its sole discretion, make a credit to each Participant's Benefit Account in a dollar amount equal to the amount of reduced matching contributions that would have been contributed by the Company to the Compass Plan if the Participant had not deferred Compensation under this Plan. The Company matching contribution credit shall become non-forfeitable within the same time periods for vesting as prescribed in the Compass Plan. Effective as of December 31, 2001, no additional contributions shall be made to the Plan.


                                   Article V

                     Participant Benefit Account and Vesting
                     ---------------------------------------

     5.01 Benefit Account(s). The Company shall establish one or more Benefit Accounts on its books for each Participant, and shall credit to each Participant's Benefit Account the following amounts at the times specified:

          (a) Retirement Deferrals. Effective as of December 31, 2001, no additional deferrals shall be made to or under the Plan.

          (b) Short-Term Deferrals. Effective as of December 31, 2001, no additional deferrals shall be made to or under the Plan.

          (c) Earnings Credited. For each Benefit Account, the earnings shall be accrued monthly and compounded annually based on the applicable Interest Yield for the Plan Year. If a Participant is paid out during the first Plan Year of participation for any reason other than Termination of Employment or death, all interest accrued shall be forfeited.

A Participant's Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Benefit Account shall not constitute or be treated as a trust fund of any kind. All benefits payable under this Plan shall be paid as they become due and payable by the Company out of its general assets.

     5.02 Account Balance. Each Participant's Account Balance as of each Determination Date shall consist of the balance of the Participant's Benefit Account(s) as of the immediately preceding Determination Date plus the amounts required to be credited to such Benefit Account(s) by the Company pursuant to
Section 5.01 less the amount of all distributions, if any, made from such Benefit Account(s) since the immediately preceding Determination Date.

     5.03 Non-Forfeiture of Benefit Account(s). Except as provided in Section
4.02 and 5.01(c), the Benefit Account(s) of a Participant shall be non-forfeitable.


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                                   Article VI

                               Payment of Benefits
                               -------------------

     6.01 Payment of Benefits to Participant.

          (a) Retirement Deferrals. Retirement Deferrals are payable upon a Participant's Termination of Employment, or if later, such Participant's attainment of age 55 unless the Participant has elected to defer payment until attainment of age 65, provided such election is on file with the Administrative Committee prior to the Plan Year of Termination of Employment. The Retirement Deferral Account Balance shall be paid to the Participant under the last payment method elected by the Participant and filed with the Administrative Committee prior to the Plan Year in which Termination of Employment occurs.

     The Retirement Deferral benefit upon the benefit commencement date shall be determined based upon the following: (1) the Retirement Deferral Benefit Account as of such date, plus (2) the Interest Yield for Retirement Deferrals for the Plan Year in which the benefit commencement date occurs projected throughout the payout period.

     Except as provided in Section 6.01, the payment methods for Retirement Deferrals shall be determined from time to time by the Administrative Committee and shall include a present value lump sum payment method or a monthly payment method as elected by the Participant prior to the Plan Year in which the Participant's Termination of Employment occurs.

          (b) Short-Term Deferrals. The Short-Term Deferral Benefit Account shall be payable in a lump sum within thirty (30) days after the date designated by the Participant on the Withholding Request Form. The date of payment shall be subject to the minimum deferral period designated on the Withholding Request Form.

          (c) Minimum Account Balance. Notwithstanding the provisions of Section 6.01(a) and Section 6.01(b), if at the time of Termination of Employment the Participant is less than age 55 with an Account Balance of $25,000 or less, or if the Participant is age 55 or older with an Account Balance of $10,000 or less, an immediate lump sum payment of the Account Balance shall be made as soon as practicable to the Participant in lieu of all other benefit payment methods.

     6.02 Death Benefits. If a Participant dies after Termination of Employment but prior to commencement of benefits under Section 6.01, both the Retirement Deferrals and the Short-Term Deferrals of such Participant shall be paid to such Participant's Beneficiary as otherwise provided in the Plan. If a Participant dies after Termination of Employment and after commencement of benefits under
Section 6.01, the provisions of Section 6.03 shall apply.


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     6.03 Post-Termination Survivor Benefit. If the Participant dies after
Termination of Employment while receiving benefits pursuant to Section 6.01 but before receiving all monthly payments he or she is entitled to receive, the balance of such monthly payments shall be paid as they accrue to the Participant's Beneficiary or in a present value lump such to the extent provided pursuant to the Participant's Beneficiary designation form, and the estate of such Beneficiary if the Beneficiary dies before receiving all payments.

     6.04 Employment by a Successor Company. If the Participant terminates employment with the Company in connection with the sale of a business unit in which the Participant becomes employed by a Successor Company, (i) the Participant's deferrals shall cease as of the date such Participant becomes employed by the Successor Company and (ii) the Participant's Termination of Employment for purposes of this Plan shall be deemed to occur when such Participant's terminates employment with the Successor Company.

     6.05 Company Obligations and Source of Payments. All benefits payable under this Plan shall be paid as they become due and payable by the Company out of its general assets, and shall constitute unsecured general obligations of the Company. Any amounts in respect of such benefits set aside or held in a trust shall remain general assets of the Company, subject to the claims of the Company's general creditors in the event of the Company's insolvency. To the extent that any person acquires a right to receive benefits under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company.

     6.06 Recipients of Payments Designation of Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the Beneficiary or Beneficiaries of the Participant. Each Participant shall file in writing with the Company a designation of Beneficiary and contingent Beneficiary to whom the Participant's interest under the Plan shall be paid in the event of death. The initial designation of Beneficiary shall be made in the Participant's Adoption Agreement. Such designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary. In the absence of an effective Beneficiary designation as to any portion of a Participant's interest under the Plan or if the Beneficiary cannot be located, such amount shall be paid to the Participant's personal representative. But if the Company believes that none has been appointed within six months after the Participant's death, the Company may direct that such amount shall not be paid until a personal representative has been appointed or may direct that such amount be paid to the Participant's surviving spouse, or if there is none, to the Participant's surviving children and issue of deceased children by right of representation, or if there be none, the Participant's surviving parents and if none, according to the laws of descent and distribution of the State in which the Participant is legally domiciled at the time of death. In the event a benefit is payable to a minor or person declared incompetent or incapable of handling the disposition of his or her property, the Administrative Committee may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent or incapable person. The Administrative Committee may require proof of incompetency, minority guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.


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     6.07 Eligibility to Participate in the SPX Corporation Supplemental
Retirement Savings Plan. As a result of the acquisition of UDI by SPX, the Account Balance, as of January 1, 2002, of each Participant who is eligible to participate in the SPX Corporation Supplemental Retirement Saving Plan (the "SPX SRSP"), shall be transferred to the SPX SRSP.

     6.08 Non-Eligible Employees. As a result of the acquisition of UDI by SPX, each employee who (a) has an Account Balance in the Plan and (b) is not eligible to participate in the SPX SRSP, may make a one-time election to receive his Account Balance in the form of a single lump sum payment payable as soon as administratively feasible. If the employee does not make this election, his Account Balance shall be transferred to the SPX SRSP.


                                  Article VII

                                 Administration
                                 --------------

     7.01 Administrative Committee. The Plan shall be administered, interpreted and enforced by the Administrative Committee in accordance with its terms and purposes. Interpretation by the Administrative Committee shall be final and binding upon a Participant and such Participant's Beneficiary except for the procedure set forth in Section 7.02. No further appeal from a decision on review shall be permitted. The Administrative Committee shall select the participating Key Employees and determine the assumptions to be used in computing benefits under the Plan, including the appropriate factors to be used in determining lump sum present values as well as monthly annuity payments. The Administrative Committee may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. No member of the Administrative Committee may act, vote or otherwise influence a decision of the Administrative Committee specifically relating to his or her own participation in the Plan. In the administration of this Plan, the Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel who may be counsel to the Participant.

     7.02 Claim Procedures.

          (a) All claims shall be filed in writing by the Participant, his or her Beneficiary or the authorized representative of the claimant, by completing such procedures as the Administrative Committee shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

          (b) If a claim is denied, notice of denial shall be furnished by the Administrative Committee to the claimant within ninety (90) days after the receipt of the claim by the Administrative Committee, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or Beneficiary and the extension shall not exceed ninety (90) days.

          (c) The Administrative Committee shall provide adequate notice, in writing, to any claimant whose claim has been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a


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     description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for further review. The claimant or the claimant's authorized representative must request such review within a reasonable period of time prescribed by the Administrative Committee. In no event shall such period of time be less than sixty (60) days. A decision on review shall be made not later than sixty (60) days after the Company's receipt of the request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than one hundred twenty (120) days following the Company's receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by claimant, as well as specific references to pertinent Plan provisions on which the decision is based.


                                  Article VIII

                                  Miscellaneous
                                  -------------

     8.01 Employment Not Guaranteed by Plan. Neither the Plan nor any action taken hereunder shall be construed as giving a Participant the right to be retained as a Key Employee or as an employee of the Company for any period.

     8.02 Amendment and Termination. UDI may at any time amend or terminate the Plan on behalf of itself and its participating Subsidiaries and Affiliates.

     8.03 Assignment of Benefits. No Participant or Beneficiary shall have the right to assign, transfer, hypothecate, encumber or anticipate his or her interest in any benefits under this Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment of any claim against the Participant or his or her Beneficiary. In the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

     8.04 Disposition of Unclaimed Payments. Each Participant must file with the Company from time to time, in writing, his or her post office address and each change of post office address. The communication, statement or notice addressed to a Participant at the last post office address filed with the Company, or if no address is filed with the Company, then at the last post office address as shown on the Company records, will be binding upon the Participant and his or her Beneficiaries for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his or her Beneficiary.


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     8.05 Taxes. The Company shall deduct from all deferral and benefit payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

     8.06 Independence of Benefits. The benefits payable under the Plan shall be independent of, and in addition to, any other benefits or compensation whether by salary or bonus.

     8.07 Governing Law. This Plan is intended to constitute an unfunded Plan for a select group of management or highly compensated employees and directors and rights thereunder shall be governed by the laws of the State of North Carolina, except to the extent preempted by Federal law.

     8.08 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Administrative Committee shall be made in writing and in such form as the Administrative Committee shall prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage pre-paid, and addressed to the Company's offices at 2300 Wachovia Center, 301 College Street, Charlotte, North Carolina, 28202-6039.

     8.09 Severability. If any provision of this Plan is held to be illegal, invalid or unenforceable under the present or future laws, such provision shall be fully severable; this Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Plan, and the remaining provisions of this Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Plan. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Plan a provision as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and be legal, valid or enforceable.

     8.10 Binding Agreement. The provisions of this Plan shall be binding upon the Participant and the Company and their successors, assigns, heirs, executors and beneficiaries.



                          [Signature on the next page]




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     Executed by UDI effective as of the 24th day of May, 2001.

                                      United Dominion Industries, Inc.

                                               /s/ Robert B. Foreman
                                      ------------------------------------------
                                      Robert B. Foreman

                                      Chairman of the SPX Corporation Retirement and Welfare Plans Administrative Committee




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